UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2009

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Address of principal executive offices and Zip Code)

306.343.5799
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Facility Agreement

On February 13, 2009, Maverick Minerals Corporation (“we”, “us”, “our”, the “Company” or “Maverick”) entered into a loan agreement with Senergy Partners LLC (“Senergy”), a private Nevada limited liability corporation, pursuant to which Maverick received a revolving loan of up to US$1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, Maverick agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, or professional fees and joint venture programs.

Debt Settlement Agreement

In consideration of Senergy entering into the Credit Facility, Maverick agreed to enter into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, Maverick agreed to issue to Senergy 89,500,000 shares of its common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy. The shares were issued to Senergy pursuant to Rule 506 of Regulation D on the basis that Senergy represented that they are an “accredited investor” as such term is defined in Rule 501 of Regulation D. Senergy delivered appropriate investment representations satisfactory to Maverick with respect to this transaction and consented to the imposition of restrictive legends upon the certificates evidencing such shares.

In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, Maverick entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Senergy and Art Brokerage, Inc. (“ABI”) pursuant to which ABI assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of US$447,500 owed by Maverick to ABI. Maverick executed the Assignment Agreement solely to consent to and acknowledge the assignment of the Assigned Debt as contemplated by the agreement.

As a result of the above transactions a change in control of the Company has occurred. Senergy has acquired 89,500,000 shares or 92.3% of Maverick’s issued and outstanding common stock. There are no arrangements or understandings among Maverick and Senergy and/or its affiliates with respect to election of directors or other matters. See Item 5.01 Changes in Control of Registrant, below.

The above description of the Assignment Agreement, Credit Facility and Debt Settlement Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement, Credit Facility and Debt Settlement Agreement which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed above under Item 1.01 is responsive to this Item and is hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant.

The information disclosed above under Item 1.01 is responsive to this Item and is hereby incorporated by reference.

Form 10 Information

Item 1. Business.

Corporate History

From November 2001 until February 2003, we held a 100% interest in the Silver, Lead, Zinc, Keno Hill mining camp in Yukon, Canada through our then subsidiary, Gretna Capital Corporation. Despite a tenure marked by historic maintenance cost reductions and extensive research into a new hydrometallurgical approach to production and environmental remediation at the mine site, the project endured through a period of low commodity prices. On January 1, 2003 we defaulted on a payment of Cdn$1,050,000 required under an agreement of purchase and sale for the acquisition of an interest in the project. Due to the default, the Company was divested of its claims by its creditors by way of court action which culminated on February 14, 2003.

On April 21, 2003 we closed a transaction, as set out in the Purchase Agreement with UCO Energy Corporation (“UCO”) to purchase the outstanding equity of UCO. To facilitate the transaction, we issued 37,580,400 common shares in exchange for all the issued and outstanding common shares of UCO. As a result of the transaction, the former shareholders of UCO held approximately 90% of the issued and outstanding common shares of Maverick. A net distribution of $944,889 was recoded in connection with the common stock of Maverick for the acquisition of UCO in respect of the Company’s net liabilities at the acquisition date. UCO was in the business of pursuing opportunities in the coal mining industry. From July 7, 2003 until March 5, 2004, we were engaged in the waste coal recovery business by way of a lease agreement at the Old Ben Mine near Sesser, Illinois. We extracted coal fines from holding ponds with a leased dredge and subsequently dried them in a fines plant and sold the dried product to an electrical utility. The operation was conducted in our wholly owned subsidiary UCO.

Effective March 5, 2004, we were in default of our lease agreement that granted access to the waste coal. Default was a function of equipment malfunction and equipment lease default. Extensive efforts to refinance our coal recovery activities were undertaken post default in an effort to return to production. These efforts proved unsuccessful. In April, 2004 Maverick instituted new management at the annual meeting of its wholly-owned subsidiary, UCO Energy Corp. Subsequent to these events, our subsidiary reached a settlement agreement with the lessor of the coal lands and the lessor of our dredging equipment. The settlement provided for a mutual release between our subsidiary and each lessor independently.

Maverick incorporated a wholly-owned subsidiary, Eskota Energy Corporation, Inc. (“Eskota”) a Texas company, in August, 2005. Eskota entered into an Assignment Agreement with Veneto Exploration LLC of Plano, Texas (“Veneto”) on August 18, 2005 pursuant to which we acquired certain petroleum and natural gas rights and leases, known as the S. Neill Unitized lease (the “Eskota Leases”) comprising a 75%+/- NRI and 100% working interest in approximately 6,000 acres in central Texas approximately 9 miles east of the town of Sweetwater, in exchange for a $1,400,000 note payable. An additional $375,000 cash was paid by the Company for the acquisition of the Eskota Leases on closing.

Eskota was to receive all revenue rightfully owed under the above noted leases. Eskota agreed to contribute not less than $400,000 towards capital improvements on the said lease and equipment during the first twelve months after closing. The parties agreed to negotiate a reasonable covenant to ensure these expenditures were made. A note payable was signed on August 31, 2005 between Eskota and Veneto whereby Eskota promised to pay Veneto $700,000 before August 31, 2006, and $700,000 by May 31, 2007. In light of the above deadlines and the fact that the purchase price was predicated partially on down hole success from the initial re-works, management determined that it was not prudent to proceed with further investment on the property and that settlement discussions should begin with the Veneto for a mutual release and return of the property and retirement of the promissory note of $1,400,000 issued by the Company. The effect of the initial failure to increase production from the first two attempts to restore the existing wells was reflected in an asset impairment charge taken by the Company of $419,959 on its fiscal year end financial statement dated December 31, 2005.

In June 2005, the Company cancelled 54,379,318 common shares, under an agreement with certain stockholders, which included the former stockholders of UCO, and two other stockholders including the CEO of the Company. The former stockholders of UCO surrendered the majority of the shares which was approximately 95% of the total common shares that they held at the time. As a result of the share cancellation, one single common stockholder emerged as the majority stockholder with approximately 76% of the total issued and outstanding common shares.

In December 2005, Veneto gave notice to Eskota and Eskota’s customers, to direct any cash payments relating to the Eskota Leases to Veneto directly as a result of non-payment of various payables by Eskota in relation to the Eskota Leases. As a result of this action, all revenues generated from the Eskota Leases were recognized by Veneto, and any expenses and obligations arising from the Eskota Leases after the notice was given, were assumed by Veneto. As a result, Eskota did not recognize revenue or operating expenses from the Eskota Leases during the year ended December 31, 2006.

Our Current Business

We are an exploration stage company. We plan to continue to evaluate joint venture opportunities and oil and gas development and production prospects in West Texas, North West Texas and Saskatchewan. Our development work in Texas had been focused exclusively on optimizing existing non-producing wells on our previously owned 6,000 acre oil and gas lease in Nolan and Fisher counties outside of Sweetwater, Texas.

While we no longer own this lease we have through our efforts found a significant store of original core and drilling information unavailable for review since the 1970’s at the time of the original drilling. These records, including logs and zone maps, are now in our possession.

We are in discussion with an experienced local geologist with the intention of re-modeling and analyzing the lease with the benefit of this new data. We believe a reasonable joint venture opportunity exists on this lease with the provision of advanced analysis using our proprietary data. While previous workings by our company were exclusively on pre-existing wells, new modeling may identify one or several drill sites identified as “proven, non-developed” by an independent geologist working for our company in 2005. That work resulted in an SX-10 reserve report we previously disclosed. New modeling may also enhance recovery prospects “up pipe” in previously discovered but non-produced zones which could benefit from modern completion techniques.

We expect to continue our evaluation of joint venture production and development opportunities in North West Texas. Our company has engaged an independent geologist in Wichita Falls, Texas and has evaluated two prospects to date. One in Throckmorton County and one in Wilbarger County. Our company has acquired a good working knowledge of land value and recovery techniques over the past three years working in Texas and has developed working relationships we believe will be valuable in identifying appropriate ventures for our company going forward.

Increased expansion of the oil and gas sector in Saskatchewan, Canada may lead to joint venture opportunities in this region. The management of our company has been based in Saskatchewan in the recent past and has existing relationships with individuals and companies financing and producing oil in this jurisdiction. We contemplate evaluating joint venture opportunities in Saskatchewan in the next 12 months. As an exploration stage company, we are not able to fund our cash requirements through our current operations. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. Further, we believe that our company may have difficulties raising capital until we locate a prospective property through which we can pursue our plan of operation. If we are unable to secure adequate capital to continue our acquisition efforts, our shareholders may lose some or all of their investment and our business may fail.

Competition

We are an exploration stage company engaged in the acquisition of a prospective mineral or oil and gas property. As we currently do not own an interest in a mineral or oil and gas property, we compete with other companies for both the acquisition of prospective properties and the financing necessary to develop such properties.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties, we have encountered intense competition in all aspects of our proposed business as we compete directly with other development stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties. In addition, they may be able to afford greater geological expertise in the exploration and exploitation of mineral and oil and gas properties. This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Compliance with Government Regulation

We will not know the government regulations and the cost of compliance with such regulations with which we must comply until such time as we acquire an interest in a particular mineral or oil and gas property. If we are successful in acquiring a property interest, we will be required to comply with the regulations of governmental authorities and agencies applicable to the federal, state or provincial and local jurisdictions where the property is located. Exploitation and development of mineral and oil and gas properties may require prior approval from applicable governmental regulatory agencies. There can be no assurance that such approvals will be obtained.

If our activities should advance to the point where we engage in mining or oil and gas operations, we could become subject to environmental regulations promulgated by federal, state or provincial, and local government agencies as applicable. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with the mining and oil and gas industries which could result in environmental liability. A breach or violation of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental assessments are increasingly imposing higher standards, greater enforcement, fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance in respect of environmental regulation has the potential to reduce the profitability of any future revenues that our company may generate.

Employees

We have no employees other than Robert Kinloch, our president, chief executive officer, chief financial officer and our sole director and Donald Kinloch, our secretary and treasurer. We anticipate that we will be conducting most of our business through agreements with consultants and third parties. We do not have an employment agreement with any of our officers or our sole director.

Item 1A. Risk Factors.

Risks And Uncertainties

Information contained in this current report on Form 8-K includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections and estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements”.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had cash on hand of $2,574 and negative working capital of $1,389,122 as of March 31, 2008. We do not have sufficient funds to continue to evaluate joint venture opportunities and oil and gas development and production prospects in West Texas, North West Texas and Saskatchewan, nor do we have the funds to independently finance our daily operating costs. We do not expect to generate any revenues for the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to continue to evaluate joint venture opportunities and oil and gas development and production prospects in West Texas and North West Texas and Saskatchewan. Obtaining additional financing is subject to a number of factors, including market prices for minerals and oil and gas, investor acceptance of any property we may acquire in the future, and investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

We do not hold an interest in any business or revenue generating property. From the date of our incorporation, we have primarily focused on the location and acquisition of mineral and oil and gas properties. We have not generated any revenues to date. In order to generate revenues, we will incur substantial expenses in the evaluation of joint venture opportunities and oil and gas development and production prospects in West Texas and North West Texas and Saskatchewan. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

We incurred net losses of $40,437 and $34,554 for the three month periods ended March 31, 2008 and 2007, respectively. At March 31, 2008, we had an accumulated deficit of $1,953,006 and negative working capital of $1,389,122.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on our consolidated financial statements for the year ended December 31, 2007. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business

Due to the speculative nature of the exploration of mineral and oil and gas properties, there is substantial risk that our business will fail.

The business of mineral and oil and gas exploration and development is highly speculative involving substantial risk. There is generally no way to recover any funds expended on a particular property unless reserves are established and unless we can exploit such reserves in an economic manner. We can provide investors with no assurance that any property interest that we may acquire will provide commercially exploitable reserves. Any expenditures by our company in connection with the evaluation of joint venture opportunities and oil and gas development and production prospects in West Texas and North West Texas and Saskatchewan may not provide or contain commercial quantities of reserves.

Even if we discover commercial reserves, we may not be able to successfully obtain commercial production.

Even if we are successful in acquiring an interest in a property that has proven commercial reserves of minerals or oil and gas, we will require significant additional funds in order to place the property into commercial production.

We can provide no assurance to investors that we will be able to obtain the financing necessary to extract such reserves.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered, will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

The marketability of natural resources will be affected by numerous factors beyond our control, which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources, which may be acquired or discovered by us, will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations, which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

If we are unable to hire and retain key personnel, we may not be able to implement our plan of operation and our business may fail.

Our success will be largely dependent on our ability to hire and retain highly qualified personnel. This is particularly true in the highly technical businesses of mineral and oil and gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or we may fail to retain such employees after they are hired. At present, we have not hired any key personnel. Our failure to hire key personnel when needed will have a significant negative effect on our business.

Because our executive officers do not have formal training specific to mineral and oil and gas exploration, there is a higher risk our business will fail.

While Robert Kinloch, our director and executive officer, has experience managing a mineral exploration company, he does not have formal training as a geologist. Accordingly, our management may not fully appreciate many of the specific requirements related to working within the mining and oil and gas industry. Our management decisions may not take into account standard engineering or managerial approaches commonly used by such companies. Consequently, our operations, earnings, and ultimate financial success could be negatively affected due to our management’s lack of experience in the industry.

Our executive officers have other business interests, and as a result, they may not be willing or able to devote a sufficient amount of time to our business operations, thereby limiting the success of our company.

Robert Kinloch presently spends approximately 60% of his business time on business management services for our company. At present, Mr. Kinloch spends a reasonable amount of time in pursuit of our company’s interests. Due to the time commitments from Mr. Kinloch’s other business interests, however, Mr. Kinloch may not be able to provide sufficient time to the management of our business in the future and our business may be periodically interrupted or delayed as a result of Mr. Kinloch’s other business interests.

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for junior mining and oil and gas companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Item 2. Financial Information

The information under the heading “Item 6. Management’s Discussion And Analysis Or Plan Of Operation” contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on May 28, 2008 is responsive to this item and is hereby incorporated by reference.

Item 3. Properties.

We do not own any real property. Our principal business offices are located at 2501 Lansdowne Ave., Saskatoon, Saskatchewan, Canada S7J 1H3. These premises are provided to us without cost by our president, Robert Kinloch. Our offices consist of approximately 200 square feet. We believe that our current lease arrangements provide adequate space for our foreseeable future needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of February 20, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by our sole director and our executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership(1)	of Class(2)
736,228
Robert J. Kinloch		*
2501 Lansdowne Ave.	Direct
Saskatoon, SK
Canada S7J 1H3
250,000
Donald Kinloch		*
302-95 Sidney St.	Direct
Belleville, Ontario
Canada K8P 1J6
	986,228	1.01%
Directors and Executive Officers as a Group
(two)
5% Stockholders

Senergy Partners LLC	89,500,000	92.3%
2245 N. Green Valley Pkwy, Ste. 429,	Direct
Henderson, Nevada 89014

Notes

*	Less than 1%
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 96,907,208 shares of common stock issued and outstanding as of February 20, 2009.

Item 5. Directors and Executive Officers.

Directors and Executive Officers

The following table sets forth the executive officers and directors of our company, which officers are elected annually by the Board of Directors and hold office at the discretion of the Board.

Name	Age	Position
Robert Kinloch	53	President, Chief Executive Officer, Chief Financial Officer and Director
Donald Kinloch	50	Secretary and Treasurer

Summary Background of Executive Officers and Directors

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Robert Kinloch

Since July 5, 2001, Mr. Robert Kinloch has been the President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of our company. In his capacity as Chief Financial Officer, Mr. Kinloch is and has been responsible for the finance function of our company including supervising the preparation of our financial statements and as the sole member of our board of directors has served on our audit committee. Mr. Kinloch’s duties as President and Chief Executive Officer include the business development function, investigating qualified investment opportunities and designing and implementing the required due diligence and acquisition financing. In addition Mr. Kinloch is responsible for our regulatory obligations as a reporting issuer. From June 2002 until May 2005 Mr. Kinloch was the President and sole member of the board of directors of AMT Canada Inc., a private company registered under the laws of the Yukon Territory, Canada. From March 2004 until April 2005, Mr. Kinloch was President and a member of the board of directors of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada. Mr. Kinloch is the brother of Donald Kinloch, our Secretary and Treasurer.

Donald Kinloch

Since September 2002, Mr. Donald Kinloch has been our Secretary and Treasurer. Donald Kinloch is the brother of Robert Kinloch, our President, Chief Executive Officer, Chief Financial Officer and sole member of our board of directors. Since January 1998, Mr. Kinloch has been an independent consultant conducting contractual due diligence, supplying market research and developing communication strategies. From March 2004 until April 2005, Mr. Kinloch was the Secretary and Treasurer of UCO Energy Corporation, a private company incorporated pursuant to the laws of the State of Nevada.

Family Relationships

Other than as described below, there are no family relationships among our directors or officers.

Robert Kinloch and Donald Kinloch are brothers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Term of Office

The directors serve until their successors are elected by the shareholders. Vacancies on the Board of Directors may be filled by appointment of the majority of the continuing directors. The executive officers serve at the discretion of the Board of Directors.

Item 6. Executive Compensation.

The information under the heading “Item 10. Executive Compensation” contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on May 28, 2008 is responsive to this item and is hereby incorporated by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Except as set out below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our company’s fiscal year ended December 31, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On February 13, 2009, Maverick entered into a loan agreement with Senergy Partners LLC (“Senergy”), a private Nevada limited liability corporation, pursuant to which Maverick received a revolving loan of up to US$1,000,000 (the “Credit Facility”). The outstanding principal amount of the Credit Facility together with all accrued and unpaid interest and all other amounts outstanding thereunder are due and payable in full on December 31, 2012, the maturity date. Outstanding principal under the Credit Facility bears interest at an annual rate of 8%. As a condition of the Credit Facility, Maverick agreed to use funds received under the Credit Facility solely for the purpose of funding ongoing general and administrative expenses, consulting and due diligence expenses, professional fees and joint venture programs.

In consideration of Senergy entering into the Credit Facility, Maverick agreed to enter into a debt settlement and subscription agreement (the “Debt Settlement Agreement”) with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, Maverick agreed to issue to 89,500,000 shares of its common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy. In connection with our entry into the Credit Facility and Debt Settlement Agreement with Senergy, Maverick entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Senergy and Art Brokerage, Inc. (“ABI”) pursuant to which ABI assigned to Senergy all its right, title and interest to a debt (the “Assigned Debt”) of US$447,500 owed by Maverick to ABI. Maverick executed the Assignment Agreement solely to consent to and acknowledge the assignment of the Assigned Debt as contemplated by the agreement. As a result of the above transactions a change in control of the Company has occurred. Senergy has acquired 89,500,000 shares or 92.3% of Maverick’s issued and outstanding common stock. There are no arrangements or understandings among Maverick and Senergy and/or its affiliates with respect to election of directors or other matters.

On May 5, 2005, we entered into a management agreement with our chief executive officer, Robert Kinloch. The agreement was for a term of two years with an annual fee of $90,000 and will expire, unless amended, on May 31, 2007. Effective May 5, 2005, we entered into a management agreement with Robert Kinloch wherein Mr. Kinloch would continue to perform the duties of the President, Chief Executive Officer and Chief Financial Officer. The term of the management agreement expired in May 2007. The Company has not renewed the management agreement with Mr. Kinloch, however, Mr. Kinloch pursuant to a verbal agreement with the Company, continues to receive a consulting fee of $7,500 per month for all management consulting services provided by him to the Company.

Corporate Governance

We do not have a standing audit committee at the present time. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. We have determined that Mr. Robert Kinloch is not an independent director as defined in Nasdaq Marketplace Rule 4200(a)(15).

We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

Transactions with Independent Directors

Not Applicable.

Item 8. Legal Proceedings.

Other than as described below, we know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation where such claim or action involves damages for more than 10% of our current assets. There are no proceedings in which any of our company’s directors, officers, or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our company’s interest.

On December 14, 2005 our wholly-owned subsidiary, Eskota Energy Corporation, received a demand letter for $1,400,000 from Veneto Exploration LLC, the holder of a promissory note, alleging a specific default under the terms of the promissory note which did not relate to repayment. The alleged breach was disputed and the matter remained unresolved past our fiscal year ended December 31, 2005. On January 31, 2006, Veneto Exploration LLC filed a notice of foreclosure on the property underlying the promissory note's security. We entered into an amended agreement with Veneto Exploration LLC, wherein Veneto Exploration LLC agreed to take no further action before August 31, 2006. In July, 2006, we reached an agreement with Veneto Exploration LLC, whereby we agreed to assign the S. Neill and Knox leases to Veneto Exploration LLC in exchange for S. Neill and Knox releasing our company from the promissory note.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information under the heading “Item 5. Market For Registrants Common Equity And Related Stockholders Matters And Small Business Issuer Purchases Of Equity Securities” contained in the Company’s Annual Report on

Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on May 28, 2008 is responsive to this item and is hereby incorporated by reference.

Item 10. Recent Sales of Unregistered Securities.

In consideration of Senergy entering into the Credit Facility, Maverick agreed to enter into a debt settlement and subscription agreement with Senergy dated as of February 13, 2009. Pursuant to the terms of the Debt Settlement Agreement, Maverick agreed to issue to 89,500,000 shares of its common stock at a deemed price of US$0.005 per share in settlement of a US$447,500 debt owed to Senergy. The shares were issued to Senergy pursuant to Rule 506 of Regulation D on the basis that Senergy represented that they are an “accredited investor” as such term is defined in Rule 501 of Regulation D. Senergy delivered appropriate investment representations satisfactory to Maverick with respect to this transaction and consented to the imposition of restrictive legends upon the certificates evidencing such shares.

Item 11. Description of Registrant’s Securities to be Registered.

Not applicable.

Item 12. Indemnification of Directors and Officers.

Our articles of incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incur in connection with such action or proceeding.

Our bylaws also provide that we shall indemnify and hold harmless to the fullest extent legally permissible under the general corporation law of the state of Nevada every person who was or is a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Item 13. Financial Statements and Supplementary Data.

The information under the heading “Item 7. Financial Statements” contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on May 28, 2008 is responsive to this item and is hereby incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

None.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Assignment and Assumption Agreement dated as of February 10, 2009 among Art Brokerage, Inc., Senergy Partners LLC and Maverick Minerals Corp.

10.2	Loan Agreement dated as of February 13, 2009 between Maverick Minerals Corp. and Senergy Partners LLC.

10.3	Debt Settlement and Subscription Agreement dated as of February 13, 2009 between Maverick Minerals Corp. and Senergy Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

By:	/s/ Robert Kinloch
Robert Kinloch
President, Chief Executive Officer,
Chief Financial Officer and director

Dated: February 20, 2009